Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	Nov 30, 2002
Payment Date	Dec 16, 2002

Calculation of Interest Expense

Index (LIBOR)	1.381250%
Accrual end date, accrual beginning date and days in Interest Period	Dec 16, 2002	Nov 15, 2002	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	84,007,948	16,162,170	21,010,822	15,354,062	11,313,519	13,773,184
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.506250%	1.631250%	1.731250%	2.031250%	2.381250%
Interest/Yield Payable on the Principal Balance	108,962	22,703	31,323	26,856	23,199
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	108,962	22,703	31,323	26,856	23,199
Interest/Yield Paid	108,962	22,703	31,323	26,856	23,199

Summary

Beginning Security Balance	84,007,948	16,162,170	21,010,822	15,354,062	11,313,519	13,773,184
Beginning Adjusted Balance	84,007,948	16,162,170	21,010,822	15,354,062	11,313,519
Principal Paid	7,840,224	162,170	210,822	154,062	113,519	173,184
Ending Security Balance	76,167,723	16,000,000	20,800,000	15,200,000	11,200,000	13,633,671
Ending Adjusted Balance	76,167,723	16,000,000	20,800,000	15,200,000	11,200,000
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	79,560,725	15,300,139	19,190,321	12,925,453	8,435,551
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					1,545,467
Ending OC Amount as Holdback Amount						5,324,039
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.1493454	$0.4729750	$0.5019696	$0.5889535	$0.6904348
Principal Paid per $1000	$10.7459215	$3.3785517	$3.3785514	$3.3785515	$3.3785518